For period ended 10-31-05
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Thai Oil PCL
Date of Purchase:          10/14/04
Date Offering commenced:   10/14/04
Purchase price:            32.00 THB
Commission:                .0000
Securities acquired from:  Merrill Lynch
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          451200
Total offering:            11200000000

Security:                  Foxconn International Holdings
Date of Purchase:          1/31/05
Date Offering commenced:   1/31/05
Purchase price:            3.88 HKD
Commission:                .0000
Securities acquired from:  UBS
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          589760
Total offering:            3373272000

Security:                  Pyaterochka Holdings NV
Date of Purchase:          5/5/05
Date Offering commenced:   5/5/05
Purchase price:            13.00
Commission:                .0000
Securities acquired from:  CS First Boston
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          202787
Total offering:            597584000

Security:                  Fomento Ecibinuco Mexicano, SA de CV
Date of Purchase:          5/25/05
Date Offering commenced:   5/25/05
Purchase price:            53.25
Commission:                .0000
Securities acquired from:  Citigroup
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          26625
Total offering:            298200000

Security:                  China Construction Bank Corporation
Date of Purchase:          10/21/05
Date Offering commenced:   10/21/05
Purchase price:            2.35 HKD
Commission:                .0000
Securities acquired from:  CS First Boston
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          2264605
Total offering:            62241968400